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                                                                       Exhibit 4

                                LOCK-UP AGREEMENT

                                 July     , 2003
                                      ----

     THIS LOCK-UP AGREEMENT ("Agreement") is made as of the      day of July,
                                                            ----
2003, by and between Mark Mendelson, Mark Glatz, Bill Everslage, John Papandon, Pasquale Nestico and Paul Dandridge ("Shareholders") and All American Companies, Inc., a Delaware Corporation ("Purchaser").

     WHEREAS, the Shareholders are directors, executive officers and/or shareholders of First Chesapeake Financial Corporation (the "Company"); and

     WHEREAS, the Shareholders understand that Purchaser has entered into those certain agreements with the Company and certain stockholders of the Company,
dated July     , 2003 (the "Stock Purchase Agreement" and "Securities Purchase
           ----
Agreement"), pursuant to which Purchaser has agreed to purchase shares of the Company's common stock, no par value (the "Common Stock"), from the Company and certain shareholders; and

     WHEREAS, it is a condition of the closing of the Stock Purchase Agreement and Securities Purchase Agreement that the Shareholders agree not to make any Transfer (defined herein below) of shares of Common Stock or any derivative security thereof (the "Company Stock"), except in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein contained, the parties hereto hereby agree as follows:

     1. In order to induce Purchaser to enter into the Stock Purchase Agreement and Securities Purchase Agreement, the undersigned Shareholders agree, for the benefit of Purchaser, that should the Closing under the aforesaid agreements occur, the undersigned will not, directly or indirectly, without the prior written consent of Purchaser, offer, sell, offer to sell, contract to sell, exercise, convert, pledge, grant any option or right to purchase or otherwise sell or dispose of (a "Transfer") any of the Company's Stock beneficially or otherwise owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the Shareholders and set forth on Schedule 1.2 of the Stock Purchase Agreement during the period set forth with respect to such securities on such Schedule 1.2 of the Stock Purchase Agreement. The Stock Purchase Agreement and its schedules and exhibits is incorporated herein by reference as if fully set forth.

     2. The Shareholders further agree to grant the Purchaser the right of first offer to purchase any shares of Common Stock made available for sale by the Shareholders that are not otherwise subject to the terms of Section 1 above. If any Shareholder desires to sell any Common Stock (a "Selling Shareholder"), the Selling Shareholder shall provide the Purchaser with written notice of intent to sell Common Stock. The Purchaser or its successor or assigns shall have the right to purchase the Shareholder's Common Stock at a purchase price equal to the trailing five day average of closing prices for the Common Stock for the five days immediately prior to the date (the "Notice Date") of the Purchaser's receipt of the written notice from the

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Selling Shareholder. Should the Purchaser or its successor or assigns fails to deliver a written notice of its intent to exercise the right of first refusal granted herein and payment in full of the purchase price on or before the fifth day following the Notice Date (the "Exercise Date"), the Selling Shareholder may subsequently sell said shares in the open market or to third party at any time during the thirty (30) days following the expiration of the Exercise Date. If the Shareholder fails or refuses to sell the Shareholder's Common Stock within thirty (30) days of the Exercise Date, then said shares of Common stock shall once again be subject to the provisions of this paragraph 2.

     3. This agreement shall remain in effect until the earlier of (i) the expiration of the periods relating to the undersigned set forth on Schedule 1.2 of the Stock Purchase Agreement; or (ii) the date on which Purchaser ceases to own at least 25% of the outstanding shares of Common Stock, calculated on a fully-diluted basis. This Agreement shall be binding on the undersigned Shareholders and his or her respective successors, heirs, personal representatives and assigns.

     4.   Miscellaneous

          (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other.

          (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Specific Performance. The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Purchaser upon such violation, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be acceptable if (a) delivered personally or by telecopy, or (b) if sent by registered or certified mail (return receipt requested) and postage prepaid, or (c) if sent by reputable overnight courier, so long as the parties to this Agreement receive such notices at the following addresses or at such other address for a party as shall be specified by like notice.

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     If to Shareholder:   As set forth next to each Shareholder's signature

     If to Purchaser:     All American Companies, Inc.
                          999 Yamato Road, Suite 100
                          Boca Raton, Florida 33431
                          Fax: (561) 862-0135
                          Attn:  Tony Sharma

     With a copy to:      Ira C. Hatch, Esq.
                          Hatch & Doty, P.A.
                          1701 Highway A1A., Suite 220
                          Vero Beach, Florida 32963
                          Fax: (772) 234-8299

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or by telecopy, or on the date of receipt, if mailed or if by overnight courier. Any party giving notice under this Agreement to another party to this Agreement shall be required to give such notice to all parties to this Agreement in order for such notice to be effective.

          (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral.

          (g) Governing Law; Jurisdiction; Venue. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of laws principles, and any and all actions shall be brought in the State of Delaware. To the extent permitted by law, each party hereby expressly submits and consents in advance to such exclusive jurisdiction in any such action or proceeding and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. The exclusive choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

          (h) Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

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     IN WITNESS WHEREOF, the undersigned have signed their names as of the date first written above.

SECURITYHOLDERS:


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Mark Mendelson                                 Mark Glatz

Address:                                       Address:
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Tel:            Fax:                           Tel:            Fax:
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Bill Everslage                                 John Papandon

Address:                                       Address:
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Tel:            Fax:                           Tel:            Fax:
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Pasquale Nestico                               Paul Dandridge

Address:                                       Address:
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Tel:            Fax:                           Tel:            Fax:
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AMERICAN COMPANIES, INC.:


By:
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Name:
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Title:
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